Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Tortoise Energy Capital Corporation does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Tortoise Energy Capital Corporation for the period ended May 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Tortoise Energy Capital Corporation for the stated period.

/s/ David J. Schulte David J. Schulte President and Chief Executive Officer Tortoise Energy Capital Corporation	/s/ Terry Matlack Terry C. Matlack Chief Financial Officer Tortoise Energy Capital Corporation
Dated: July 31, 2006

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Tortoise Energy Capital Corporation for purposes of the Securities Exchange Act of 1934.